EXHIBIT 99(b)


          COMPUMED
          1230 Rosecrans Avenue, Suite 1000
          Post Office Box 10037
          Manhattan Beach, CA  90266
          Tel:  (310) 643-5106
          Fax:  (310) 536-6128



          FOR IMMEDIATE RELEASE:
          ----------------------
                         Contact:  Rod N. Raynovich
                                   President and Chief Executive Officer
                                   CompuMed, Inc.
                                   (310) 643-5106 ext. 299

                                   Noonan/Russo Communications, Inc.
                                   (212) 696-4455
                                   Anthony J. Russo, Ph.D. ext 202 or
                                   Richard Tammero ext. 222


                 COMPUMED ANNOUNCES RESULTS FOR FIRST FISCAL QUARTER
                                AND ADDITIONAL FUNDING


          Manhattan Beach, CA -- March 10, 1995 -- CompuMed, Inc. (NASDAQ:
          CMPD) today announced revenue and earnings results for the first quarter of the 1995 fiscal year ended 12/31/94 and additional funding.

          Total revenues for the first quarter ended December 31, 1994 were $763,000 up 37% over the same period last year. Net loss for the first quarter was $329,000, or $0.07 per share (based on 4,809,200 average shares outstanding), compares to a loss of $339,000 or $0.10 per share (based on 3,284,800 average shares outstanding) for the same period last year.

          The Company also announced that it has completed a 572,000 share private placement of common stock with gross proceeds of $400,000. This financing is committed to the expansion of its Cardiac Telemedicine business which commenced with the signing of the Aerotel strategic alliance which was announced on February 16, 1995. The Aerotel alliance provides CompuMed with software and cardiac monitoring products for entry into the home market. The securities were sold in an offshore transaction under Regulation S of the U.S. Securities Act of 1933.

          CompuMed, based in Manhattan Beach, California, is focused on providing solutions to important medical problems through the use of computer technology. The Company currently markets the OsteoGram(R), a bone mineral density test which utilizes computer analysis of simple hand x-rays, as an aid to physicians in diagnosing osteoporosis. In addition, CompuMed has business units focused on telemedicine for cardiology, which provides on-line computer interpretation of electrocardiograms (ECGs) to approximately 1,600 doctors and healthcare facilities in the United States, and Detoxahol, a substance and delivery technology being developed for the facilitation and rapid reduction of blood alcohol levels in people who have been drinking.

                                       - more -

                               Selected Financial Data
                        $ in Thousands (except loss per share)
                         for Three Months Ended December 31,


                                          1994           1993
                                          ----           ----
                                       (unaudited)    (unaudited)

          Revenues:
             ECG                        $456,000       $398,000
             OsteoGram(R)                174,000        158,000
             Real estate Leases          132,000           *
             Other                         1,000          1,000
                                        ---------      ---------
                                         736,000        557,000
                                        =========      =========

          Net loss                      (329,000)      (339,000)
                                        =========      =========

          Net loss per share              $ (.07)        $ (.10)
                                        =========      =========

          Average shares outstanding   4,809,200      3,284,800



          *  Real estate property acquired in August 1994.


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